Exhibit 16.1

July 8, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Avalon Holdings Corporation

File No. 1-14105

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Avalon Holdings Corporation dated July 8, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP